NU HORIZONS ELECTRONICS CORP.
KEY EMPLOYEE CHANGE-IN-CONTROL SEVERANCE AGREEMENT

This Agreement is effective as of the 12th day of February, 2008 by and between Nu Horizons Electronics Corp., a Delaware corporation with its principal place of business at 70 Maxess Road, Melville, New York 11747 (the “Company”), and Kent Smith (the “Employee”). Any reference to “Company” herein shall mean Nu Horizons Electronics Corp. or any successor thereto.

WHEREAS, the Employee holds a key position with the Company; and

WHEREAS, the Company recognizes the substantial contributions the Employee has made to the Company in such position; and

WHEREAS, the Company now wishes to provide reasonable severance protection to the Employee in the event of any future “Change-in-Control” of the Company as defined herein; and

WHERAS, the Employee and the Company understand that any severance payments made to the Employee may be subject to the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”);

NOW, THEREFORE, in consideration of the continued service of the Employee and the mutual covenants and agreements herein contained, the Company and the Employee hereby agree as follows:

1.	Term of Agreement; Employment Status

(a)           This Agreement shall be in effect from the effective date hereof throughout the period of the Employee’s employment with the Company.  In the event of a “Change-in-Control” of the Company (as defined herein), this Agreement shall remain in effect until the later of (i) twelve months following the date of such “Change-in-Control” or (ii) the date on which the Employee receives payment in full of the severance compensation payable to Employee by the Company pursuant to Section 2 of this Agreement.

(b)           Notwithstanding the above, the parties hereby agree that the Employee’s employment is “at-will” and can be terminated by either party (with or without cause) at any time.  The benefits provided hereunder shall be in addition to the Employee’s annual salary, as determined by the Board of Directors of the Company, and shall not (i) affect the right of the Employee to participate in any current or future Company retirement plan or in any supplemental compensation arrangement which constitutes a part of the Company’s regular compensation structure, or (ii) be deemed salary or other compensation to the Employee for the purpose of computing benefits to which the Employee may be entitled under any retirement plan or other arrangement maintained by the Company for the benefit of its employees.

2.	Payments to Employee Following a Change-in-Control

In the event of the complete termination by the Company of Employee’s employment (as contemplated under Code Section 409A)  within one year following a “Change-in-Control” (as defined below) of the Company, the Company shall pay Employee, within thirty (30) days of the termination of employment (subject to Section 4 below), an amount equal to the average of the base salary paid to the Employee for the three (3) preceding fiscal years (calculated by adding the base salary paid for each of the three (3) preceding completed fiscal years and dividing the sum by three (3), with the quotient equaling the amount to be paid). All amounts paid to the Employee under this Section shall be paid in twelve equal installments over the twelve-month period commencing on the date of such termination, shall be treated as additional compensation and the Company shall have the right to deduct any taxes required by law to be withheld with respect to such amounts.

3.	Definition of Change in Control

As used herein “Change-in-Control” means (a) a change in control as such term is presently defined in Regulation 240.12b-2 under the Securities Exchange Act of 1934 ("Exchange Act"); or (b) if any “person” (as such term is used in Section 13(d) and 14(d) of the Exchange Act) (other than any “person” who on the date of this Agreement is a director or officer of the Company), becomes the “beneficial owner” (as defined in Rule 13(d)-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty (20%) percent of the voting power of the Company’s then outstanding securities, as the case may be, other than as a result of an acquisition of such securities from or by the Company; or (c) if during any period of two (2) consecutive years during the term of Employee's employment, individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof.

4.	Specified Employee

In the event the Employee is classified as a “Specified Employee” as of the date of termination of employment, as such term is defined in Code Section 409A and the regulations thereunder, and provided that the payment required pursuant to Section 2 hereof is determined to be subject to Code Section 409A, then notwithstanding the terms of Section 2, such payment shall commence on the first day of the seventh month following the date of the Employee’s termination of employment.

5.	Entire Agreement; Modification

This Agreement constitutes the full and complete understanding of the parties hereto and will supersede all prior agreements and understandings, oral or written, with respect to the subject matter hereof.  Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, oral or otherwise, have been made by either party, or anyone acting on behalf of either party, which are not embodied herein and that no other agreement, statement or promise not contained in this Agreement shall be valid or binding.  This Agreement may not be modified or amended except by an instrument in writing signed by the party against whom or which enforcement may be sought.

6.	Severability

Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms of provisions of this Agreement in any other jurisdiction.

7.	Notices

All notices hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, or one day after sending by express mail or other "overnight mail service," or three days after sending by certified or registered mail, postage prepaid, return receipt requested.  Notice shall be sent as follows: if to Employee, to the address as listed in the Company's records; and if to the Company, to the Company at its office as set forth at the head of this Agreement, to the attention of its Chief Employee Officer.  Either party may change the notice address by notice given as aforesaid.

8.	Assignability; Binding Effect

This Agreement shall be binding upon and inure to the benefit of Employee and Employee’s legal representatives, heirs and distributees, and shall be binding upon and inure to the benefit of the Company, its successors and assigns.  This Agreement may not be assigned by the Employee.  This Agreement may not be assigned by the Company except in connection with a merger or a sale by the Company of all or substantially all of its assets and then only provided the assignee specifically assumes in writing all of the Company's obligations hereunder.

9.	Governing Law; Jurisdiction

(a)           All issues pertaining to the validity, construction, execution and performance of this Agreement shall be construed and governed in accordance with the laws of the State of New York, without giving effect to the conflict or choice of law provisions thereof and by the provisions of the Code, including without limitation, Section 409A of the Code, the Treasury Regulations promulgated thereunder, and any other applicable pronouncements issued by the Internal Revenue Service (“IRS”).  This Agreement is intended to comply, and be administered and interpreted in a manner consistent, with the requirements of Section 409A of the Code, the Treasury Regulations promulgated thereunder, and any other applicable pronouncements issued by the IRS, and are intended to be a good faith, reasonable interpretation thereof.

(b)           Employee hereby irrevocably submits to the jurisdiction of the state or Federal courts located in Nassau County, New York in connection with any suit, action or other proceeding arising out of or relating to this Agreement and hereby agrees not to assert, by way of motion, as a defense, or otherwise in any such suit, action or proceeding that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this agreement or the subject matter hereof may not be enforced by such courts.

10.	Headings

The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

11.	Counterparts

This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by an authorized officer and Employee has hereunto set his or her hand as of the date first set forth above.

NU HORIZONS ELECTRONICS CORP.

By:	/s/ Kurt Freudenberg
	Name:	Kurt Freudenberg
	Title:	Executive Vice President and Chief Financial Officer

/s/ Kent Smith
Employee: Kent Smith